Exhibit 10.22

Date: March 25, 2021

To: Discount Capital Ltd.

WARRANT

To purchase Shares of

Splitty Travel Ltd. (the “Company”)

at a per share price and subject to the terms detailed below

THIS IS TO CERTIFY THAT, Discount Capital Ltd. (the “Holder”) is entitled to purchase Warrant Shares from the Company, at any time and from time to time, during the Warrant Period, at the Exercise Price per each Warrant Share, all in accordance with the terms and conditions set forth herein.

This Warrant (this “Warrant”) is issued to the Holder in connection with that certain Financing Agreement dated ________, 2021 by and between the Company and the Holder (as amended from time to time, the “Financing Agreement”).

1.	Class and Number of Warrant Shares.

This Warrant is exercisable into 20,591 Preferred A Shares of the Company par value NIS 0.01 each (the “Warrant Shares”). The Warrant Shares shall have all rights, preferences and privileges that are attached to the shares of the same class of the Warrant Shares and such other rights, preferences and privileges that are granted or will be granted to the holders thereof.

2.	Exercise Price.

The exercise price for each Warrant Share (the “Exercise Price”) purchasable hereunder shall be US$ 36.909, subject to adjustments as set forth herein.

3.	Warrant Period.

3.1. This Warrant may be exercised, in whole or in part, commencing on the date hereof (the “Commencement Date”) and until the earlier of (i) Target Date, and (ii) the consummation of a Qualified Acquisition (the “Warrant Period”). It is clarified that this Warrant is independent and shall survive termination of the Financing Agreement for any reason whatsoever.

3.2. To the extent that this Warrant was not exercised prior to the last Business Day of the end of the Warrant Period, then, if, immediately prior to such date, the fair market value of one Warrant Share, as determined in accordance with Section 5.1 below, would be greater than the Exercise Price per Warrant Share in effect on such date, then, unless otherwise notified by the Holder to the Company, this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 5 below as to all Warrant Shares for which it shall not previously have been exercised, and the Company shall promptly notify Holder of the number of Warrant Shares issued upon such exercise to Holder; provided, however, that if the Warrant is automatically exercised in connection with a Qualified Acquisition, such exercise and the expiry of the Warrant shall be conditioned upon the terms set forth below.

3.3. For purposes herein:

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, or grant of an exclusive perpetual, worldwide license, or other disposition of all or substantially all of the assets of the Company, provided that all or substantially all of the consideration for such transaction and which are available for distribution in accordance with applicable law and obligations of the Company is proposed to be distributed, as soon as legally practicable thereafter and in any event within 120 days from the consummation thereof, to the shareholders of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company shareholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the shareholders of the Company of all or substantially all of the shares of the Company.

“IPO” shall mean public offering and sale of its ordinary shares pursuant to an effective registration statement under the Act or any other relevant securities laws.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended or similar laws of any other relevant jurisdiction, and is then current in its filing of all required reports and other information under relevant securities laws; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Qualified Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Qualified Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Qualified Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Qualified Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Qualified Acquisition.

“Qualified Acquisition” means an Acquisition (a) in which the consideration to be received by the Holder shall consist solely of cash, Marketable Securities or a combination of cash and Marketable Securities or (b) that triggers the Liquidation Preference provisions of the Company’s Articles of Association.

3.4. “Target Date” means 5:00pm Israel time on the seventh (7th) anniversary of the Commencement Date. Upon the closing of a Qualified Acquisition, unless otherwise notified by the Holder to the Company, this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 5 below as to all Warrant Shares for which it shall not previously have been exercised, and the Company shall promptly notify Holder of the number of Warrant Shares issued upon such exercise to Holder. Upon the closing of an Acquisition (other than a Qualified Acquisition), the acquiring, surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Shares had been issued and outstanding on and as of such closing, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

3.5. The Company shall provide the Holder with written notice of any Acquisition simultaneously with the notice of the same to the Company’s shareholders (in their capacity as such) but in any event at least ten (10) Business Days prior the consummation of the Acquisition, which notice shall detail the material terms of such Acquisition (the “Acquisition Notice”). Thereafter, the Company shall provide the Holder with written updates regarding the negotiations and the terms of the proposed Acquisition on a basis of the updates provided to the Company’s shareholders and shall provide the Holder with the final version of the definitive agreements simultaneously when provided to its shareholders.

3.6. If the Holder provided an Exercise Notice (as defined below) which is contingent upon the consummation of an Acquisition and (i) the closing of such Acquisition shall not occur within 120 days following the delivery of the Exercise Notice, or (ii) the final material terms based on which the Acquisition is consummated are adverse than those set forth in the Acquisition Notice, then the Holder, at its sole discretion, may withdraw the Exercise Notice by written notice to the Company, whereupon the Exercise Notice shall be null and void, ipso facto, and Holder’s rights hereunder shall remain in full force an effect as if such Exercise Notice has not been provided thereby (the foregoing without derogating from the termination provisions of this Warrant).

4.	Exercise for Cash.

4.1. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company an executed copy of this Warrant, accompanied by a written notice of exercise in the form attached hereto as Exhibit A (“Exercise Notice”) and payment therefor as set forth below. In no event shall an original ink-signed paper copy of this Warrant be required for any exercise of a Holder’s rights hereunder, nor shall this Warrant or any physical copy thereof be required to be physically surrendered at the time of any exercise hereof.

4.2. Payment of the Exercise Price to the Company for the number of Warrant Shares specified in such notice shall be made concurrently with the submission of the Exercise Notice in immediately available funds, in U.S. Dollars (to an account designated by the Company), a check, or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased.

5.	Net Exercise.

5.1. In lieu of payment of the Exercise Price in cash (or in the event that the exercise price of the Warrant Shares shall be zero), the Holder may, in its sole and absolute discretion, elect to convert the Warrant into such number of Warrant Shares calculated pursuant to the following formula:

X	=	Y(A – B)
A

Where:

X =	the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares (as adjusted to the date of such calculation), underlying the portion to which this Warrant would have been exercised assuming a cash exercise pursuant to Section 4 above;

A =	the Fair Market Value (as defined below) of one Warrant Share; and

B =	Exercise Price per share (as adjusted to the date of such calculation in accordance with the terms of this Warrant).

For the purposes of this Warrant, “Fair Market Value” means:

(i)	If the exercise occurs in connection with an initial public offering of the Company’s securities, the effective price (as determined at the pricing of the initial public offering) of the securities into which each Warrant Share issuable hereunder are convertible.

(ii)	If the exercise occurs in conjunction with the closing of an Acquisition, the cash or other consideration per Warrant Share due to be received by the holders of Company’s shares of the same class or type of the Warrant Shares in connection with the consummation of such Acquisition.

(iii)	If the Company’s shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the average closing price of an such class of shares as the Warrant Shares reported for the ten (10) consecutive trading days period immediately before the date on which Holder delivers its Exercise Notice to the Company (the “Average Closing Price”). If the Company’s ordinary shares are then traded in a Trading Market and the class of the Warrant Shares is a series of the Company’s convertible preferred shares, the fair market value of a share shall be the Average Closing Price multiplied by the number of shares of the Company’s ordinary shares into which a Warrant Share is then convertible in accordance with the provisions of the Company’s Articles of Association.

(iv)	In the event that the Fair Market Value cannot be determined in the manner set forth above, then the Fair Market Value of a Warrant Share, shall be determined in good faith by the Company and the Holder, or if the Company and the Holder fail to reach an agreement, by a valuation prepared by a reputable independent appraiser selected by the Company, and whose fees and expenses shall be borne by the Company.

6.	Issuance of the Warrant Shares.

6.1. Upon delivery of the Exercise Notice (and, to the extent the Warrant is exercised for cash, the payment of the Exercise Price pursuant to Section 4 above), or upon automatic exercise pursuant to Section 3.2 above, the Company shall issue promptly to the Holder the Warrant Shares to which the Holder is entitled thereto.

6.2. Upon receipt by the Company of the Exercise Notice (and, to the extent the Warrant is exercised for cash, the payment of the Exercise Price pursuant to Section 4 above), or upon automatic exercise pursuant to Section 3.2 above, the Holder shall be deemed to be the Holder of the Warrant Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. No fractions of shares shall be issued in connection with the exercise of this Warrant and the number of Warrant Shares shall be rounded to the nearest whole number.

6.3. In the event of exercise of a portion of this Warrant, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

6.4. The Company (subject to the provisions of Section 25 below) shall pay all duties, commission, taxes and other charges applicable to it, that may be payable in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to this Section 6 in the name of the Holder.

7.	Reservation of Shares; Preservation of Rights of Holder.

7.1. The Company hereby agrees and undertakes that during the Warrant Period it will maintain and reserve, free from preemptive or other participation rights, such number of authorized but un-issued Warrant Shares so that this Warrant may be exercised in accordance with its terms.

7.2. The Company further agrees and undertakes that it will not, by amendment of its organizational documents or through reorganization, recapitalization, voluntary liquidation, consolidation, merger, dissolution, winding up or sale of assets, or by any other voluntary act (collectively, “Non Performance Events”), avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, or impair the economic interest of the Holder in connection herewith, but will at all times in good faith assist in carrying out all of the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to fulfill the provisions hereof.

8.	Representations and Covenants of the Company.

Without derogating from any representation or covenant set forth in the Financing Agreement, the Company hereby represents and covenants to the Holder as follows:

8.1. The number of Warrant Shares first set forth above represent not less than 3.77% of the Company’s total issued share capital, calculated on and as of the date of issuance hereof on a fully-diluted, ordinary share-equivalent basis assuming (i) the conversion into ordinary shares of all outstanding securities and instruments (including, without limitation, securities deemed to be outstanding pursuant to clause (ii) of this Section 8.1) convertible by their terms into ordinary shares (regardless of whether such securities or instruments are by their terms now so convertible), (ii) the exercise in full of all outstanding options, warrants (including, without limitation, this Warrant) and other rights to purchase or acquire ordinary shares or securities exercisable for or convertible into ordinary shares (regardless of whether such options, warrants or other rights to purchase or acquire are by their terms now exercisable); and (iii) the inclusion of all ordinary shares reserved for issuance under all of the Company’s incentive share and share option plans and not now subject to outstanding grants or options, but specifically excluding outstanding SAFEs for an aggregate amount of US$2,000,000 which are outstanding as of the date of issuance hereof. The Company’s capitalization table attached hereto as Exhibit B is true and complete as of the date of issuance hereof.

8.2. This Warrant has been duly authorized by all corporate action on part of the Company and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except (in relation to such enforceability) (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

8.3. The Warrant Shares are or will be immediately prior to their issuance duly authorized and reserved for issuance by the Company, and the Warrant and the Warrant Shares when issued in accordance with the terms hereof, will be validly issued, fully paid (upon payment of the aggregate Exercise Price thereof in full, if exercised for cash pursuant to Section 4 above) and non-assessable, free and clear from any third party rights (other than restriction on transfer provided for herein or under the Company’s Articles of Association (as amended from time to time) or under applicable securities laws) and the issuance of this Warrant and the Warrant Shares will not (and the Company undertakes to ensure it will not) be subject to any preemptive rights (or other similar rights) and/or any other third-party rights and will not trigger any anti-dilution protection or similar rights.

8.4. The execution and delivery of this Warrant is not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Articles of Association of the Company as in effect at the date of issuance hereof, do not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, do not conflict with or contravene any provision of, or constitute default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or, require the consent, approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or any other person.

8.5. The most senior voting class of shares of the Company issued as of the date hereof are the Series A-2 Preferred Shares, nominal value NIS 0.01 each, Series A-1 Preferred Shares, nominal value NIS 0.01 each, and Series A Preferred Shares, nominal value NIS 0.01 each, which were issued initially on March 19, 2019, at a price per share of US$ 27.129, US$ 29.795 and US$ 36.9090, respectively.

8.6. Except as provided under Exhibit C hereto, (a) there are no other preemptive rights, rights of first refusal, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share capital of the Company and there are no contracts or binding commitments providing for the issuance of, or the granting by the Company of rights to acquire, any share capital of the Company or under which the Company is, or may become, obligated to issue any of its securities, and (b) the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

9.	Representations and Warranties of the Holder.

The Holder represents and warrants to the Company as follows:

9.1. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933, as amended (The “Act”). Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Warrant Shares.

9.2. Holder is aware of the Company’s business affairs and financial condition and, to the best of its knowledge, has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the optional acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

9.3. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities.

9.4. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

9.5. Holder understands that this Warrant and the Warrant Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Warrant Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

10.	Exchange or Loss of Warrant.

Without derogating form the provisions of Section 4.1:

10.1. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and date; and

10.2. If at any time this Warrant is rejected by any person (including but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record, a printout thereof, or any signature hereto being in electronic form, the Company, shall, promptly upon Holder’s request without indemnity, execute and deliver to Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

11.	Adjustment.

The number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, provided that in no event shall the aggregate Exercise Price paid by the Holder in respect of all securities underlying the Warrant be increased:

11.1. Adjustment for Shares Subdivisions and Combinations. If the Company at any time or from time to time, during the term of this Warrant, effects a subdivision of its outstanding shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased. Conversely, if the Company at any time or from time to time, during the term of this Warrant, combines its outstanding shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. In each such case, the Exercise Price shall be proportionately increased or decreased, as applicable. Any adjustment under this Section 11.1 shall become effective at the close of business on the date on which the subdivision or combination becomes effective.

11.2. Adjustments for Dividends and Distributions. In the event that the Company at any time or from time to time declares, or fixes a record date for the determination of holders of shares of the Company entitled to receive, a dividend or other distribution payable in securities or other property (other than cash) of the Company, then in each such event, provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Warrant Shares receivable thereupon, the number of securities or a portion of such other property of the Company that the Holder would have received had this Warrant been exercised for Warrant Shares immediately prior to such event (or the record date for such event, as the case may be) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 11.

11.3. Without derogating from any provision of the Financing Agreement, if at any time following the date hereof and prior to the exercise of this Warrant the Company shall distribute any amount by way of (i) dividends, whether payable out of earnings or surplus legally available for dividends or as a dividend in liquidation or partial liquidation, or (ii) repurchase of any of its stockholders’ equity, or (iii) repayment of any of its stockholders’ convertible loans; in each such case, the Exercise Price shall be reduced (1) in the case of dividend distribution - by an amount equal to the cash amount of the per-share distribution on the record date fixed for the purpose of such distribution or repayment (or if no such record date is fixed, then on the date of such payment), and (2) in the case of repurchase of any of its shareholders’ equity or repayment of any shareholders’ loan - by the total amount paid or repaid, as applicable, to the shareholders in connection with such repurchase or on account of such loans, as applicable, divided by the total number of the Company’s securities held by such shareholders immediately prior to such payment.

11.4. Adjustment for Recapitalization, Reclassification, Exchange and Substitution. If the Warrant Shares issuable hereunder are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 11), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of the same class of the Warrant Shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provisions of this Section 11.4 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

11.5. Reorganization, Mergers, Consolidations or Sales of Assets. Without derogating from any other provision contained herein, if at any time or from time to time, during the term of this Warrant, there is a capital reorganization of the shares of the Company (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 11) or a merger or consolidation of the Company with or into another corporation, in each case, which is not an Acquisition, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of Warrant Shares deliverable upon exercise hereof would have been entitled upon such capital reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant and the Company’s Articles of Association (or the organizational documents of any successor corporation) with respect to the rights of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant and the Company’s Articles of Association (or the organizational documents of any successor corporation) (including adjustment of the number of shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

11.6. Conversion of Preferred Shares. If the class of the Warrant Shares (the “Class”) is a class and series of the Company’s convertible preferred shares, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into ordinary shares pursuant to the provisions of the Company’s Articles of Association (as amended and in effect from time to time), including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its ordinary shares pursuant to an IPO, then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of ordinary shares into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of ordinary shares into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

11.7. Limited Anti-Dilution Protection. The Holder shall be entitled to the same anti-dilution protection set forth in the Company’s Articles of Association as in effect from time to time in respect of shares of the same class of the Warrant Shares, such that upon the occurrence of a Dilutive Issuance (as such terms are defined in the Company’s Articles of Association), the applicable conversion price of each Warrant Share (if and when issued) shall be reduced in accordance with the terms and provisions set forth in the Company’s Articles of Association as if such Warrant Shares were issued and outstanding at the date of such Dilutive Issuance.

11.8. Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire additional shares of the spin-off or split-off entities.

11.9. Notice of Capital Changes and Transfer of Shares. If the Company performs any of the actions or enters into any of the transactions described in this Section 11 or in the event that the Company receives a notice by a shareholder pursuant to which a transfer of shares which may trigger Co-Sale rights pursuant to the Company’s Articles of Association is contemplated (including notice of any Offer, as define in the Company’s Articles of Association), then, in any one or more of the said cases, the Company shall, at its expense, provide the Holder prior written notice of such actions and/or transactions, including a description thereof and any record date relevant to such actions and transactions. Such written notice shall be provided at least ten (10) Business Days prior to the action and/or transaction in question or the date to provide notice of exercise in respect of any such action and/or transaction (whichever is earlier) provided that the Company shall forward Holder any Offer it receives within one (1) Business Days of receipt thereof.

11.10. Notice of Certain Events. If the Company proposes at any time to:

(a)	declare any dividend or distribution upon the outstanding shares of the Class or of ordinary shares, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

(b)	offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s shares (other than pursuant to contractual pre-emptive rights);

(c)	effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d)	effect an Acquisition or to liquidate, dissolve or wind up;

(e)	effect an IPO; or

(f)	any other actions or transaction described in this Section 11 or in the event that the Company receives a notice by a shareholder pursuant to which a transfer of shares which may trigger Co-Sale rights pursuant to the Company’s Articles of Association is contemplated (including notice of any Offer), then, in connection with each such event, the Company shall give Holder:

(1)	in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any;

(2)	in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice);

(3)	with respect to the IPO, at least ten (10) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith; and

(4)	in the case of the matters referred to in (f) above, at least seven (7) Business Days prior written notice of the date on which the Company proposes to take the relevant action or enter the relevant transaction (or upon receiving a notice by a shareholder pursuant to regarding a transfer of shares which may trigger Co-Sale rights), provided that the Company shall forward Holder any Offer it receives within one (1) Business Days of receipt thereof.

The Company will also provide information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements. Prior to the IPO, such information may include, but shall not be limited to, the Company’s then-current summary capitalization table, the price per share for which the Company most recently prior thereto sold or issued shares of its convertible preferred stock to investors for cash in a bona fide equity financing of the Company, and, if exists at such time, the Company’s most recent completed valuation, approved by the Company’s Board of Directors, of a share of the same class as the Warrant Shares for purposes of the Company’s compliance with Section 409A of the Internal Revenue Code of 1986, as amended (or the corresponding section of any successor statute) (if applicable). Holder agrees to treat and hold all information provided by the Company pursuant to this Warrant in confidence in accordance with the provisions of Section 13.3 of the Financing Agreement (regardless of whether the Financing Agreement shall then be in effect).

11.11. Notice of Adjustments and Related Provisions. Whenever the number or type of Warrant Shares purchasable hereunder or the Exercise Price shall be adjusted pursuant to Section 11 hereof, the Company shall, at its expense, prepare a certificate signed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price and the number of Warrant Shares and other assets purchasable hereunder after giving effect to such adjustment, and shall provide such certificate to the Holder. Furthermore, throughout the term of this Warrant, the Company shall, concurrently with and as a condition to, any distribution which triggers any of the adjustments set forth above, set aside such portion of the distribution to be delivered to the Holder upon exercise of this Warrant.

12.	Information Rights.

12.1. The Company shall provide the Holder with annual and quarterly financial statements and such other information as and when provided to Major Holders (regardless of whether or not the Holder qualifies as a Major Holder), as defined in and pursuant to the terms of that certain Shareholders’ Rights Agreement dated March 19, 2019, by and among the Company, the Investors and the Key Holders parties thereto (as amended and restated from time to time the “IRA”) and such other information provided to all of its shareholders or as may be reasonably requested by the Holder.

12.2. Section 12.1 above shall survive the exercise of this Warrant, such that, following the exercise of the Warrant, the Holder, for as long as it is a shareholder of the Company, shall be entitled to receive from the Company the information set forth in Section 12.1 above.

12.3. Upon the first exercise of the Warrant, the Holder shall join the IRA as a “Preferred Holder” and the Company has taken or will take upon the exercise of the Warrant all necessary actions (corporate or otherwise) required to effect such joinder, in accordance with the terms of the IRA.

12.4. The Company’s obligation under Section 12.1 above shall terminate and shall be of no further force or effect upon the earliest to occur of (i) the closing of the Company’s initial public offering of its Ordinary Shares pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or under other similar law of other jurisdiction, (ii) the date on which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Act or the Securities Exchange Act of 1934, or (iii) consummation of a Liquidation Event, as such term is defined in the Company’s Articles of Association, pursuant to which the Holder ceases to be a Holder or a shareholder.

13.	Assignment.

The Company may not assign its obligations under this Warrant to any other entity without the written consent to the Holder. This Warrant and all of Holder’s rights hereunder may be transferred by Holder, in all or in part, to any person or entity, subject only to the approval of the Board of Directors of the Company (not to be unreasonably withheld). Upon any permitted transfer, the Company will issue and deliver to each of the Holder and the transferee new certificates evidencing the Warrant (or any portion thereof).

Any transfer of the Warrant Shares following the exercise of the Warrant, shall be subject to the transfer restrictions set forth in the Company’s Articles of Association then in effect, and the term Permitted Transferee in respect of the Holder shall be as set forth in the Company’s Articles of Association then in effect.

14.	Rights of the Holder.

Other than as expressly set forth herein, prior to the exercise of this Warrant and issuance of the Warrant Shares (or the date on which the Holder is deemed to be the Holder of the Warrant Shares pursuant to Section 6.2 above), the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company.

15.	Attorneys’ Fees.

In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

16.	Publicity.

Other than in the framework of any due diligence and/or in connection with consultation with its advisors, provided that any recipient of such information will execute a standard confidentiality undertaking, or as required by applicable law, the Company and the Holder will keep this Warrant and the terms set forth herein in confidence.

17.	Further Assurances.

The Company shall perform such further acts and execute such further documents as may be necessary to carry out and give full effect to the provisions of this Warrant and the intentions of the parties as reflected hereby.

18.	Titles and Subtitles.

The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

19.	Notices.

All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day in Tel Aviv, or (c) one (1) business day following deposit with a nationally/internationally recognized overnight courier, freight prepaid specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 19:

if to the Company:

Splitty Travel Ltd.

Address: 2 Sde Nim Rishon Lezion, Israel

Attention: Eran Shust

E-mail: eran@splittytravel.com

with a copy to (which shall not constitute a notice):

Shibolet & Co.

Museum Tower, Berkowitz St 4, Tel Aviv-Yafo

Attention: Ofer Ben Yehuda, Maya Koubi Bara-nes

Email: O.Ben-Yehuda@shibolet.com

   Maya@Shibolet.com

if to the Holder:

Discount Capital Ltd.
22 Rothschild Blvd, Tel Aviv, Isarel

Attn: Ido Avron, Yifat Samet-Shalit

Email:  idoa@dcapital.co.ily

    ifat@dcapital.co.il

with a copy to (which shall not constitute a notice):

Meitar | Law Offices

16 Abba Hillel Rd. Ramat-Gan 5250608, Israel

Fax: +972-3-6103111

Attn: Assaf Oz, Eli Wieder

Email: aoz@meitar.com

   eliw@meitar.com

20.	Severability; Survival.

If any provision of this Warrant is determined to be invalid, illegal or unenforceable, the invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. In the event of any such determination, then, the parties agree to negotiate in good faith to modify this Warrant to fulfill as closely as possible the original intents and purposes hereof. Termination or expiration of this Warrant shall not, however, relieve or release the Company or the Holder from obligations which by their nature should survive the termination or expiration thereof (including, without limitation, the provisions of Sections 8, 9, 12 and 16).

21.	Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

22.	Amendments and Waivers.

Any term of this Warrant may be amended (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. The observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written waiver of the party so waiving its right.

23.	Counterparts; Electronic Signatures; Status as Certificated Security.

This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.  To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature.  The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to Section 13 or the enforcement of the terms hereof. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.

24.	Governing Law; Jurisdiction.

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to its conflict of laws or rules. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court in Tel Aviv-Jaffa and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

25.	Tax.

25.1. Holder shall bear full responsibility for all tax obligations and consequences relating to the transfer or exercise of this Warrant or sale of the Warrant Shares issuable upon the exercise of this Warrant, which by their nature apply to holders of warrants. In the event that the Company is required under applicable law to withhold any tax as a result of the exercise of this Warrant and/or the issuance of the Warrant Shares underlying the Warrant, the Company will be entitled to withhold such taxes in accordance with applicable law; provided, however, that if Holder provides the Company with a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israeli Tax Authority (each, a “Tax Certificate”), then such withholding (if any) shall be made only in accordance with the provisions of such Tax Certificate.

25.2. Prior to making any tax withholding payment, the Company shall advise Holder in writing of such proposed payment in order to allow Holder to present to the Company a Tax Certificate. If any deduction or withholding payment is so made by the Company, then, promptly after paying any such amount, the Company will furnish Holder with proof reasonably satisfactory to Holder indicating that the Company has made all such withholding tax payments and remitted such amounts to the applicable tax authority. The Company will cooperate with Holder in connection with any information and documentation reasonably required by Holder in connection with credits, exemptions, or rebates, or other benefits to be obtained by Holder in connection with such withholding payments made by the Company, which credits, exemptions, rebates, or other benefits shall be property of the Holder.

26.	Lock Up.

The Holder agrees that in connection with an IPO of the Company, in the event that any lock-up provisions are imposed on the holders of the same class of shares as that into which this Warrant is exercisable, under any agreement or applicable law, then same lock-up provisions shall apply in the same manner to the Holder and to any and all shares into which this Warrant is exercisable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives effective as of the date hereof.

COMPANY:

Splitty Travel Ltd.

By:
Name:
Title:

I, the undersigned, ___________________________________, the lawyer acting for Splitty Travel Ltd. (the “Company”), hereby confirm that the above signature composition binds the Company, and that the entry into this Warrant by the Company and the performance thereof were duly approved by all necessary corporate action in accordance with the law and with the articles of association of the Company.

, Adv.
Date	Name	Surname	Signature

HOLDER:

Discount Capital Ltd.

By:
Name:
Title:

[Signature Page Warrant]